UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: August 29, 2008
(Date of earliest event reported)
PAYCHEX, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-11330	16-1124166
(State of or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

911 PANORAMA TRAIL SOUTH, ROCHESTER, NEW YORK		14625-2396
(Address of principal executive offices)		(Zip Code)
(585) 385-6666
(Registrant’s telephone number, including area code)
None
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
On August 29, 2008, Paychex, Inc. approved the 2008-2009 Officer Performance Incentive Award Agreement for the Chief Executive Officer providing for an annual cash bonus based on the goals described in the agreement, as set by the Governance and Compensation Committee, of up to 180% of base salary based on quantitative metrics. The Chief Executive Officer also has the potential to receive an additional 20% of base salary based on qualitative targets established by the Governance and Compensation Committee. The 2008-2009 Officer Performance Incentive Award Agreement has been filed as Exhibit 10.1 to this Current Report on Form 8-K (“Form 8-K”).
Further Information
Additional information regarding compensation awarded to certain of the Company’s executive officers for the year ended May 31, 2008 is provided in the Company’s proxy statement for its 2008 Annual Meeting of Stockholders, which was filed with the Securities and Exchange Commission on August 29, 2008.
ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS
The following exhibit relating to Item 5.02 of this Form 8-K is filed herewith:

Exhibit 10.1	Paychex, Inc. 2002 Stock Incentive Plan (as amended and restated effective October 12, 2005) 2008-2009 Officer Performance Incentive Award Agreement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAYCHEX, INC.

Date: September 5, 2008	/s/ Jonathan J. Judge Jonathan J. Judge
President and
Chief Executive Officer

Date: September 5, 2008	/s/ John M. Morphy John M. Morphy
Senior Vice President, Chief
Financial Officer, and
Secretary

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